UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2013 (February 8, 2013)

NEW JERSEY RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

(732) 938-1480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creating of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

On February 8, 2013, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of New Jersey Resources Corporation (“NJR”), and certain institutional investors in the private placement market (“Purchasers”) entered into a Note Purchase Agreement (“Note Purchase Agreement”), under which NJNG has agreed to sell, and the Purchasers have agreed to purchase on April 15, 2013, $50 million of NJNG’s 3.15% Senior Notes due April 15, 2028 (“Notes”). The Notes will be secured until the Release Date (as defined in the Note Purchase Agreement) by an equal principal amount of NJNG’s First Mortgage Bonds issued under NJNG’s Indenture of Mortgage and Deed of Trust dated April 1, 1952 between NJNG and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company) in its capacity as Trustee, as amended and supplemented to date and from time to time, including the Thirty-Fourth Supplemental Indenture to be dated as of April 1, 2013. Accordingly, until the Release Date the Notes will be secured ratably with NJNG’s First Mortgage Bonds in the collateral pledged to secure such bonds. The proceeds of the Notes will be used for general corporate purposes, including to refinance or retire short-term debt and to fund capital expenditure requirements.

Interest will accrue on the Notes at 3.15% per annum and will be payable on April 15 and October 15 of each year, beginning October 15, 2013. NJNG may at any time and from time to time prepay all or a portion of the Notes at a make-whole prepayment price. The Notes are also subject to required prepayments upon the occurrence of certain events. The Notes will not be registered under the Securities Act of 1933 (“Securities Act”) or under the securities laws of any jurisdiction. The Notes will be subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The Note Purchase Agreement contains customary representations and warranties of NJNG and the Purchasers and also contains customary events of default and certain covenants which will limit NJNG’s ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of Consolidated Total Debt of the Company at the end of a fiscal quarter to 65% of the Consolidated Total Capitalization of the Company, as those terms are defined in the Note Purchase Agreement and a covenant limiting Priority Debt to 20% of the Company’s Consolidated Total Capitalization, as those terms are defined in the Note Purchase Agreement); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of NJNG’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Note Purchase Agreement.

NJR is not obligated directly or contingently with respect to the Notes or the First Mortgage Bonds.

The above descriptions of the Note Purchase Agreement and the Thirty-Fourth Supplemental Indenture are qualified in their entirety by reference to the entire Note Purchase Agreement and the Thirty-Fourth Supplemental Indenture to be filed as Exhibits with NJR’s next Quarterly Report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired:	Not applicable.

(b) Pro forma financial information:	Not applicable.

(c) Exhibits:

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: February 12, 2013
	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and Chief Financial Officer